June  23,  2004

PERSONAL  AND  CONFIDENTIAL
---------------------------

Capital  Resource  Funding,  Inc.
17115  Kenton  Drive
Suite  202-A
Cornelius,  North  Carolina  28031
Attn:  David  R.  Koran
President

Dear  David:

This letter agreement ("Agreement") confirms the terms and conditions of the exclusive engagement of Greentree Financial Group, Inc. ("Greentree") by Capital Resource Funding, Inc. (the "Company") to render certain financial advisory services to the Company in connection with the Company's strategic and financial alternatives in the United States capital markets.

1.   Services.  Greentree  agrees  to  perform  the  following  services:
     --------

(a)  Assist  with  the  preparation  of  SEC  Registration  Statement Form SB-2;

(b) Assist with the preparation of Board Resolution authorizing the transactions;

(c)  Assist  with  preparing  the  company  in  corporate  housekeeping;

(d) Assist with the preparation of share exchange agreement with a publicly traded company;

(e)  Edgarization  of  the  SB-2  with  the  Securities and Exchange Commission;

(f)  Assist  with  the  preparation of a newly created class of preferred stock.

2.   Fees.  The  Company  agrees  to  pay  Greentree  for  its  services  with a
     ----
financial advisory fee ("Advisory Fee") of $48,835 cash, in addition to interest, and 490,000 shares of free-trading common stock during the Term based on the Company's proposed issued and outstanding common shares of 10,000,000 payable as follows: A payment of $10,000 cash shall be made upon signing this agreement. The final payment of $40,000 cash (which includes $38,835 principal and $1,165 in interest at 6% per annum) and 490,000 common shares shall be made within 6 months. All of the above common shares will be registered in the Form SB-2 above.

3.   Term.  The  term  of this Agreement shall commence on June 23, 2004 and end
     ----
on the date of SB-2 submission to the SEC (the "Term"). This Agreement may be renewed upon mutual written agreement of the parties hereto with the additional services and fees to be mutually agreed upon. This agreement may be terminated by the Company with 45 days prior written notice to Greentree. If the Company terminates this Agreement prior to the expiration of the Term, the Company shall pay to Greentree all reasonable expenses incurred, in accordance with Paragraph 5 hereof. Any obligation pursuant to this Paragraph 3, and pursuant to Paragraphs 2, 4, 5, 6 and 8 hereof, shall survive the termination or expiration of this Agreement.

4.   Expenses.  The  Company  agrees  to  reimburse  Greentree  for  all  of its
     --------
reasonable out-of-pocket fees, expenses and costs (including, but not limited to, legal, accounting, travel, accommodations, telephone, computer, courier and supplies) in connection with the performance of its services under this Agreement, upon prior written approval. All such fees, expenses and costs will be billed at any time by Greentree and are payable by the Company when invoiced. Upon expiration of the Agreement any unreimbursed fees and expenses will be immediately due and payable.

5.   Indemnification.  In  addition  to the payment of fees and reimbursement of
     ---------------
fees and expenses provided for above, the Company agrees to indemnify Greentree and its affiliates with regard to the matters contemplated herein, as set forth in Exhibit A, attached hereto, which is incorporated by reference as if fully set forth herein.

6.   Matters  Relating  to  Engagement.  The Company acknowledges that Greentree
     ---------------------------------
has been retained solely to provide the services set forth in this Agreement. In rendering such services, Greentree shall act as an independent contractor, and any duties of Greentree arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that Greentree may perform certain of the services described herein through one or more of its affiliates.

     The Company acknowledges that Greentree is a consulting firm that is engaged in providing financial advisory services. The Company acknowledges and agrees that in connection with the performance of Greentree's services hereunder (or any other services) that neither Greentree nor any of its employees will be providing the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by Greentree or its employees to the Company should be construed as such) and that neither Greentree nor its employees hold itself or themselves out to be advisors as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own legal, tax, accounting and other advisors concerning all matters and advice rendered by Greentree to the Company and the Company shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the advice and guidance given by Greentree to the Company and the transactions contemplated by this Agreement. Neither Greentree nor its employees shall have any responsibility or liability whatsoever to the Company or its affiliates with respect thereto.

     The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Greentree will be using and relying on data, material, and other information (the "Information") furnished by the Company, a Strategic Partner or their respective employees and representatives. The Company will cooperate with Greentree and will furnish Greentree with all Information concerning the Company and any Transaction, Alternate Transaction or Financing which Greentree deems appropriate and will provide Greentree with access to the Company's officers, directors, employees, independent accountants and legal counsel for the purpose of performing Greentree's obligations pursuant to this Agreement. The Company hereby agrees and represents that all Information furnished to Greentree pursuant to this Agreement shall be accurate and complete in all material respects at the time provided, and that, if the Information becomes materially inaccurate, incomplete or misleading during the term of Greentree's engagement hereunder, the Company shall promptly advise Greentree in writing. Accordingly, Greentree assumes no responsibility for the accuracy and completeness of the Information. In rendering its services, Greentree will be using and relying upon the Information without independent verification evaluation thereof.

7.   Governing  Law.  This  Agreement  shall  be  governed  by  and construed in
     --------------
accordance with the laws of the State of Florida without regard to the conflict of laws provisions thereof.

8.   No  Brokers.  The  Company  represents and warrants to Greentree that there
     -----------
are no brokers, representatives or other persons which have an interest in compensation due to Greentree from any services contemplated herein.

9.   Authorization.  The  Company  and Greentree represent and warrant that each
     -------------
has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.

10.  Miscellaneous.  This  Agreement  constitutes  the  entire understanding and
     -------------
agreement between the Company and Greentree with respect to the subject matter hereof and supersedes all prior understanding or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and insure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement may be executed in any number of counterparts, each of which, shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in anyway the meaning or interpretation of this Agreement.

     Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning this Agreement to Greentree for execution, which shall constitute a binding agreement as of the date first above written.

     Thank  you.  We  look  forward  to  a  mutually  rewarding  relationship.



GREENTREE  FINANCIAL  GROUP,  INC.



By:    /s/  Michael  J.  Bongiovanni
       -----------------------------
Name:  Michael  J.  Bongiovanni,  CPA
Title: President  and  Chief  Executive  Officer


AGREED  TO  AND  ACCEPTED
AS  OF  JUNE  23,  2004:

CAPITAL  RESOURCE  FUNDING,  INC.



By:    /s/  David  R.  Koran
       ---------------------
Name:  David  R.  Koran
Title: President

        17111 Kenton Drive Suite 204-B - Cornelius, North Carolina 28031
                       (704) 892-TREE * (704) 892-6487 fax

            555 South Powerline Road - Pompano Beach, Florida 33069
                       (954) 975-9601 * (954) 979-6695 fax

              www.gtfinancial.com * mikebongiovanni@gtfinancial.com
              -------------------   -------------------------------


                           EXHIBIT A: INDEMNIFICATION


     The Company agrees to indemnify Greentree, its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or
Section 15 of the Securities Act of 1933 (each such person, including Greentree is referred to as "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party, in connection with providing its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability or loss (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of Greentree's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.

     These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

     If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and the Indemnified Party on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations.

     Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company's sole expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel to defend such claim or action. Any obligation pursuant to this Annex shall survive the termination or expiration of the Agreement.